Exhibit 99.1

ABIOMED ANNOUNCES FISCAL FIRST QUARTER REVENUE OF $19.9 MILLION AND

RECORD IMPELLA® REVENUE UP 107% TO $12 MILLION

-	341 U.S. Patients Treated With Impella During First Quarter of Fiscal 2010, Up 31% Sequentially, With Over 850 U.S. Patients Treated Since 510(k) clearance

DANVERS, Mass. — August 6, 2009 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today announced first quarter of fiscal 2010 revenue of $19.9 million, up 21% compared to revenue of $16.4 million for the first quarter of fiscal 2009.

Recent financial and operating highlights during the first quarter of fiscal 2010 include:

•	Approximately 341 U.S. patients were treated with Impella® 2.5, 5.0 or LD under the 510(k) clearance, up 31% sequentially from approximately 261 patients treated in the fourth quarter of fiscal 2009.

•	Existing customer reorders of Impella 2.5 commercial disposables grew 31% sequentially and represented 68% of total Impella 2.5 commercial revenue, compared to 54% in the prior sequential quarter.

•

Worldwide Impella revenue was $12.0 million, up 107% compared to revenue of $5.8 million for the first quarter of fiscal 2009. Impella U.S. revenue totaled $11.0 million, up 144% compared to revenue of $4.5 million in the first quarter of fiscal 2009 (Impella 2.5 510(k) clearance received June 2, 2008) and up 11% sequentially compared to revenue of $9.9 million for the fourth quarter of fiscal 2009.

•

An additional 47 U.S. hospitals purchased Impella 2.5 for general use during the quarter, bringing the total to 276 general use customers or 16% of the potential 1,700 U.S. hospitals with catheterization labs (cath labs).

•

Approximately 100 hospitals are participating in the Protect II study and 39 patients were enrolled during the quarter, for a total of 262 patients completed in the Protect II study, or 40% of the 654 patients required.

•

Legacy revenue, which consists of non-Impella revenue, was $7.9 million, $2.7 million or 25% lower than the first quarter of fiscal 2009, and $0.5 million or 6% lower than the fourth quarter of fiscal 2009.

•	Gross margin for the quarter was 75%, up nine points, compared to 66% in the first quarter of fiscal 2009 largely due to fewer no charge console placements and higher Impella disposable revenues.

•	The GAAP net loss was $7.8 million, or a loss of $0.21 per share, compared to a GAAP net loss of $9.1 million, or a loss of $0.28 per share for the first quarter of fiscal 2009.

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The non-GAAP net loss, after excluding stock-based compensation expense of $1.7 million and intangibles amortization expense of $0.4 million, was $5.7 million, or a loss of $0.16 per share, compared to the non-GAAP net loss of $7.0 million, or a loss of $0.21 per share, for the first quarter of fiscal 2009, after excluding stock-based compensation expense of $1.7 million and intangibles amortization expense of $0.4 million.

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Cash, cash equivalents plus short and long-term marketable securities totaled $54.5 million compared to $60.9 million at March 31, 2009. Cash used during the quarter included a payment of $1.8 million, triggered by the 510(k) clearance of Impella 5.0, related to the cash portion of the final milestone payment in connection with the Company’s acquisition of Impella.

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On June 24, 2009, Abiomed announced the successful implant of its AbioCor® Total Replacement Heart, performed at Robert Wood Johnson University Hospital. This was the first AbioCor implant since the completion of clinical trials and Humanitarian Device Exemption (HDE) approval from the U.S. Food and Drug Administration (FDA) on September 5, 2006.

“During the first quarter of fiscal 2010, we continued to advance the Protect II study, while also focusing on enhancing the product portfolio and ramping up commercial training for our customers and employees,” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed. “In addition, we reinvigorated our surgery business by successfully executing on our first Impella 5.0 patient, first AB Portable Driver home discharge patient, and first commercial AbioCor patient.”

Abiomed today re-affirmed its previously issued full-year fiscal 2010 revenue guidance in the range of $86 million to $91 million.

The Company will host a conference call on Thursday, August 6, 2009 at 8 a.m. ET to discuss its first quarter of fiscal 2010 results. Michael R. Minogue, Chairman, Chief Executive Officer and President, and Robert L. Bowen, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 866.804.6925; the international number is 857.350.1671. The access participant code is 29344115. A replay of this conference call will be available beginning at 11 a.m. ET on August 6, 2009 through 11:59 p.m. ET on August 20, 2009. The replay phone number is 888.286.8010; the international number is 617.801.6888. The replay access code is 69351319.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

USE OF NON-GAAP MEASURES

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures of net loss and net loss per share, in each case excluding, where appropriate, stock-based compensation and intangibles amortization. We believe that the inclusion of these non-GAAP financial measures in this earnings announcement helps investors to gain a meaningful understanding of our core operating results and future prospects, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis, particularly with respect to stock based compensation expenses. The non-GAAP financial measures included in this earnings announcement are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock based compensation expense and other items outlined in this release and above, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock based compensation programs.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing, regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

For further information please contact:

Aimee Maillett

Public Relations Specialist

978-646-1553

ir@abiomed.com

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Abiomed, Impella, iPulse, BVS5000, AB5000, AbioCor and the Abiomed logo are all trademarks of Abiomed. Other company and product names may be trademarks of their respective owners.

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2009	March 31, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,971	$1,785
Short-term marketable securities	50,417	55,394
Accounts receivable, net	14,476	15,724
Inventories	14,724	14,777
Prepaid expenses and other current assets	983	809

Total current assets	82,571	88,489
Property and equipment, net	7,679	7,792
Intangible assets, net	4,222	4,359
Goodwill	38,808	31,295
Long-term marketable securities	2,080	3,721
Other assets	302	302

Total assets	$135,662	$135,958

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,916	$5,550
Accrued expenses	10,112	10,818
Deferred revenue	1,206	1,211

Total current liabilities	16,234	17,579
Long-term deferred tax liability	2,312	2,086
Other long-term liabilities	361	310

Total liabilities	18,907	19,975

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	374	367
Authorized - 100,000,000 shares; Issued - 37,402,683 shares at June 30, 2009 and 36,736,843 shares at March 31, 2009;
Outstanding - 37,351,729 shares at June 30, 2009 and 36,685,889 shares at March 31, 2009
Additional paid-in-capital	367,711	362,097
Accumulated deficit	(251,751)	(243,991)
Treasury stock at cost - 50,954 at June 30, 2009 and March 31, 2009	(827)	(827)
Accumulated other comprehensive income (loss)	1,248	(1,663)

Total stockholders’ equity	116,755	115,983

Total liabilities and stockholders’ equity	$135,662	$135,958

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended June 30,
	2009	2008
Revenue:
Products	$19,588	$16,270
Funded research and development	325	87

	19,913	16,357

Costs and expenses:
Cost of product revenue excluding amortization of intangibles	5,072	5,627
Research and development	5,983	6,144
Selling, general and administrative	15,967	13,514
Amortization of intangible assets	354	426

	27,376	25,711

Loss from operations	(7,463)	(9,354)

Other income:
Investment income, net	44	244
Other (expense) income, net	(115)	141

	(71)	385

Loss before provision for income taxes	(7,534)	(8,969)
Provision for income taxes	226	145

Net loss	$(7,760)	$(9,114)

Basic and diluted net loss per share	$(0.21)	$(0.28)
Weighted average shares outstanding	36,549	32,845